Exhibit 14(a)

                                POWER OF ATTORNEY

      The undersigned Trustees/Directors and officers of Quantitative Master Series Trust (the "Trust") and Mercury QA Equity Series, Inc., Merrill Lynch Index Funds, Inc. and Mercury Index Funds, Inc. (each a "Feeder Fund") hereby authorize Terry K. Glenn, Donald C. Burke and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for the Feeder Funds, or any future "feeder" fund advised by Fund Asset Management, L.P. that invests substantially all of its assets in corresponding series of the Trust, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: October __, 2000


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M. Colyer Crum                                    Laurie Simon Hodrick
Trustee/Director                                  Trustee/Director


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Terry K. Glenn                                    Jack B. Sunderland
Trustee/President and Director/Principal          Trustee/Director
Executive Officer


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Stephen B. Swensrud                               J. Thomas Touchton
Trustee/Director                                  Trustee/Director


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Fred G. Weiss                                     Arthur Zeikel
Trustee/Director                                  Trustee/Director


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Donald C. Burke
Vice President and Treasurer/Principal
Financial Officer and Principal
Accounting Officer